Exhibit 4.6

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CAMDEN PROPERTY TRUST

2.800% NOTE DUE 2030

REGISTERED	PRINCIPAL AMOUNT
No.: R-2	$250,000,000

CUSIP No.: 133131 AZ5

ISIN No.: US133131AZ59

CAMDEN PROPERTY TRUST, a real estate investment trust organized and existing under the laws of the State of Texas (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, upon presentation, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) on May 15, 2030 at the office or agency of the Company referred to below, and to pay interest thereon from April 20, 2020, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year (each, an “Interest Payment Date”), commencing November 15, 2020 at the rate of 2.800% per annum, until the entire principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided for in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, or Make-Whole Amount, if any, and interest on, the Securities will be made to The Depository Trust Company or its nominee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer of funds to an account of the Person entitled thereto maintained within the United States.

Securities of this series may be redeemed at any time at the option of the Company, in whole or in part, upon notice of not more than 60 nor less than 15 days prior to the Redemption Date, at a redemption price equal to the sum of (i) an amount equal to 100% of the principal amount of the Securities being redeemed and (ii) the Make-Whole Amount, if any, with respect to such Securities, together with accrued and unpaid interest up to but not including the Redemption Date; provided, however, that if the Securities are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the Securities (or portion of the Securities) being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN THIS PLACE.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: April 20, 2020	CAMDEN PROPERTY TRUST

By:
Alexander J. Jessett
Executive Vice President - Finance, Chief Financial Officer

Attest:

By:
Joshua L. Lebar
Senior Vice President - General Counsel and Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank National Association, as successor to SunTrust Bank,

as Trustee

By:		Dated: April 20, 2020
Authorized Officer

Reverse of Note

CAMDEN PROPERTY TRUST

2.800% NOTE DUE 2030

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 11, 2003, as amended by the First Supplemental Indenture, dated as of May 4, 2007, the Second Supplemental Indenture, dated as of June 3, 2011 and the Third Supplemental Indenture, dated as of October 4, 2018 (collectively, herein called the “Indenture”), between the Company and U.S. Bank National Association, a banking corporation organized and existing under the laws of the United States of America, as successor to SunTrust Bank, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all board resolutions and indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the first page hereof.

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, assuming that the Securities matured on, and that accrued and unpaid interest on the Securities was payable through, the Par Call Date (as defined below), determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid.

“Par Call Date” means February 15, 2030, the date that is three months prior to the maturity date of the Securities.

“Reinvestment Rate” means 0.350% (thirty-five one-hundredths of one percent) plus the arithmetic mean of the yields displayed for each day in the preceding calendar week published in the most recent Statistical Release (as defined below) under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the then remaining maturity of such Securities being redeemed or paid, assuming that such Securities matured on the Par Call Date. If no maturity exactly corresponds to such maturity date, the Reinvestment Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields for the two published maturities most closely corresponding to such maturity date.

“Statistical Release” means the statistical release designated “H.15” or any successor publication that is published daily by the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturities or, if such statistical release (or a successor publication) is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

Notwithstanding Section 4 of the First Supplemental Indenture, the covenants set forth in Section 10.12 of the Indenture shall be fully applicable to this Security.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and the Make-Whole Amount, if any, on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof (and premium or Make-Whole Amount, if any) or any interest on and any Additional Amounts in respect thereof on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such or, against any past, present or future shareholder, officer, trust manager or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP number, or the ISIN number, printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM	—	as tenants in common	UNIF GIFT/TRANSFER MIN ACT —
TEN ENT	—	as tenants by the entireties	Custodian
JT TEN	—	as joint tenants with rights of survivorship and not at tenants in common	(Cust) (Minor) Under Uniform Gifts/Transfer to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                             , attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: